QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

WRITTEN STATEMENT OF JEFFERY M. JACKSON

        On this day, Sabre Holdings Corporation (the "Company") filed with the Securities and Exchange Commission an Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report").

This written statement accompanied the Report.

        I, Jeffery M. Jackson, the Chief Financial Officer of the Company, hereby certify that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JEFFERY M. JACKSON Jeffery M. Jackson Executive Vice President and Chief Financial Officer February 27, 2004

QuickLinks

  Exhibit 32.2
WRITTEN STATEMENT OF JEFFERY M. JACKSON